Exhibit 99.1

ZALICUS TO SELL cHTS SERVICE BUSINESS TO HORIZON DISCOVERY GROUP

Combination High Throughput Screening Platform and Related Assets Sold for $8 Million

CAMBRIDGE, Mass. – May 15, 2014 – Zalicus Inc. (Nasdaq Capital Market: ZLCS), a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain, today announced that it has entered into an agreement under which Horizon Discovery Group will acquire its combination High Throughput Screening (cHTS) platform and related assets for $8 million. The cHTS sale is subject to customary closing conditions for transactions of this type and is expected to close in June 2014. If the sale of cHTS business closes, it would increase the amount of Zalicus’ net cash. Pursuant to its merger agreement with Epirus Biopharmaceuticals, Inc., the percentage of the combined company that Zalicus stockholders will own as of the closing of the merger is subject to adjustment at the closing based on the level of Zalicus’ net cash as of a determination date prior to the closing. On a pro forma basis, based upon the number of shares of Zalicus common stock to be issued in the merger, (i) current Zalicus stockholders will own approximately 19% of the combined company and current Epirus equityholders will own approximately 81% of the Company if Zalicus’ net cash as of a certain determination date is equal to or in excess of $12 million, (ii) current Zalicus stockholders will own approximately 17% of the combined company and current Epirus equityholders will own approximately 83% of the Company if Zalicus’ net cash as of a certain determination date is in excess of $9 million but less than $12 million, and (iii) current Zalicus stockholders will own approximately 14% of the combined company and current Epirus equityholders will own approximately 86% of the Company if Zalicus’ net cash as of a certain determination date is equal to or less than $9 million. Assuming the cHTS sale closes and based on Zalicus’ current level of net cash and taking into account Zalicus’ projected expenses in connection with the proposed transaction, Zalicus anticipates that the stockholders of Zalicus would own appropriately 17% of the combined company and current Epirus equityholders would own approximately 83% of the combined company upon closing of the merger. In addition to the cHTS sale, Zalicus is also pursuing other opportunities to monetize assets. There can be no assurances that Zalicus will be successful in pursuing any such opportunities or that any actions taken by Zalicus to attempt to increase its level of net cash between now and closing will be successful.

“I am pleased that Horizon recognizes the value of the cHTS platform, said Mark H.N. Corrigan, M.D., President and Chief Executive Officer of Zalicus. “Importantly, if closed, the sale of cHTS, will increase our cash balance and should provide Zalicus shareholders with a greater ownership position in our previously-announced merger with Epirus Biopharmaceuticals.”

About cHTS

cHTS, developed by Zalicus, is a platform which has been used to discover additional product candidates for the Zalicus pipeline or to supplement the pipelines of its partners. It is an integrated and automated system of customized hardware and software for combination high throughput screening (cHTS™) in phenotypic mammalian cell based assays which allows exhaustive combination screening. Together with an analysis platform capable of recognizing and quantifying complementary drug combinations and integrating complex disease, pathway, target and drug information, the platform enables the discovery of specific combinations of drugs with the potential to treat serious diseases.

About Zalicus Incorporated

Zalicus Inc. (Nasdaq Capital Market: ZLCS) is a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain. Zalicus has a portfolio of proprietary clinical-stage product candidates targeting pain and has entered into multiple revenue-generating collaborations with large pharmaceutical companies relating to other products, product candidates and drug discovery technologies. Zalicus applies its expertise in the discovery and development of selective ion channel modulators and its combination high throughput screening capabilities to discover innovative therapeutics for itself and its collaborators in the areas of pain and oncology.

Zalicus entered into a definitive merger agreement with Epirus Biopharmaceuticals on April 15, 2014, under which Epirus will merge with a wholly-owned subsidiary of Zalicus in an all-stock transaction. Following closing, Zalicus will be re-named Epirus Biopharmaceuticals, Inc. The transaction is currently expected to close during the summer of 2014. To learn more about Zalicus, please visit www.zalicus.com

Important Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of Zalicus or Epirus or the solicitation of any vote or approval. In connection with the proposed transaction with Epirus, Zalicus filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) on May 8, 2014 (the “Registration Statement”), containing a joint proxy statement/prospectus. These materials are not yet final and will be further amended. The Registration Statement contains important information about Zalicus, Epirus, the transaction and related matters. Zalicus and Epirus will mail or otherwise deliver the definitive joint proxy statement/prospectus to their respective stockholders when it becomes available. Investors and security holders of Zalicus and Epirus are urged to read carefully the joint proxy statement/prospectus relating to the merger (including any amendments or supplements thereto) in its entirety, because it contains important information about the proposed transaction.

Investors and security holders of Zalicus will be able to obtain free copies of the definitive joint proxy statement/prospectus for the proposed merger (when it is available) and other documents filed with the SEC by Zalicus through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders of Zalicus will be able to obtain free copies of the definitive joint proxy statement/prospectus for the proposed merger (when it is available) by contacting Zalicus, Attn: Justin Renz, jrenz@zalicus.com. Investors and security holders of Epirus will be able to obtain free copies of the definitive joint proxy statement/prospectus for the merger by contacting Epirus, Attn: Edward Scott, escott@epirusbiopharma.com.

Zalicus and Epirus, and their respective directors and certain of their executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the agreement between Zalicus and Epirus. Information regarding Zalicus’ directors and executive officers is contained in Zalicus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on March 14, 2014 (as amended by Form 10-K/A which was filed with the SEC on April 30, 2014), the Registration Statement, and will also be available in the definitive joint proxy statement/prospectus that will be filed by Zalicus with the SEC in connection with the proposed transaction. Information regarding Zalicus’ directors and officers and a more complete description of the interests of Epirus’ directors and officers in the proposed transaction is available in the Registration Statement.

Forward-Looking Statements

Any statements made in this press release relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other financial and business matters, including without limitation, the ability of Zalicus to close the transaction, the potential closing date of the transaction, the amount of Zalicus’ net cash at closing and the percentage of stock of the combined company to be received by Zalicus’ stockholders at closing, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Zalicus or its management, before or after the aforementioned merger, may identify forward-looking statements. Zalicus caution that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Further information on the factors and risks that could affect Zalicus’ business, financial conditions and results of operations are contained in Zalicus’ filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. The forward-looking statements represent the estimates of Zalicus as of the date hereof only, and Zalicus specifically disclaims any duty or obligation to update forward-looking statements.

Contacts:

Justin Renz, CFO, Zalicus Inc.

617-301-7575

JRenz@zalicus.com

Gina Nugent

617-460-3579

gnugent@zalicus.com

(c) 2014 Zalicus Inc. All rights reserved.

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